SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

AEGON N.V.
(Exact name of Registrant as Specified in its Charter)

THE NETHERLANDS	NOT APPLICABLE
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

AEGONplein 50
P.O. BOX 202, 2501 CE The Hague
THE NETHERLANDS
TELEPHONE: 31-70-344-8305
(Address and Telephone Number of Registrant’s
Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration file number to which this form relates: 333-106497

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
7.25% Perpetual Capital Securities	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.     DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The description of the securities to be registered hereby is incorporated by reference to the description that appears under the caption “Description of Debt Securities” in the Prospectus and under the caption “Description of the Capital Securities” in the Prospectus Supplement, both relating to the Registrant’s Registration Statement on Form F-3 under the Securities Act of 1933, as amended, as filed with the Securities and Exchange Commission (the “Commission”) on June 25, 2003 (File No. 333-106497).  On September 17, 2007 the Registrant filed with the Commission pursuant to Rule 424(b)(2) the Prospectus Supplement dated September 14, 2007, relating to the 7.25% perpetual capital securities (the “Capital Securities”).

ITEM 2.     EXHIBITS.

1.                                       Form of Indenture between the Registrant and Citibank, N.A., as trustee (incorporated by reference from Exhibit 4.3 to the Registration Statement on Form F-3 (No. 333-71438) of the Registrant).

2.                                       Form of Sixth Supplemental Indenture between the Registrant and The Bank of New York Trust Company N.A., as trustee, setting forth the terms of the Capital Securities (incorporated by reference from Exhibit 4.10 to Post-Effective Amendment No. 1 to the Registration Statement on Form F-3 (No. 333-106497) of the Registrant).

3.                                       Form of Capital Securities (incorporated by reference from Exhibit 4.11 to Post-Effective Amendment No. 1 to the Registration Statement on Form F-3 (No. 333-106497) of the Registrant).

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

AEGON N.V.
(registrant)

Date: September 21, 2007

/s/ C.M. van Katwijk
Name: C.M. van Katwijk
Title: Executive Vice President